UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) January 19, 2005



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



         STATE OF DELAWARE                  1-143           38-0572515
         -----------------                  -----           ----------
     (State or other jurisdiction of     (Commission     (I.R.S. Employer
     Incorporation or Organization)      File Number)   Identification No.)

     300 Renaissance Center,                              48265-3000
     Detroit, Michigan                                     (Zip Code)
     ----------------------------------------------------------------------
                    (Address of Principal Executive Offices)



        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








================================================================================

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS

On January 19, 2005, a news release was issued on the subject of fourth quarter consolidated earnings for General Motors Corporation (GM). The news release did not include certain financial statements, related footnotes and certain other financial information that will be filed with the Securities and Exchange Commission as part of GM's Annual Report on Form 10-K. The following is the fourth quarter earnings release for GM.

GM Reports 2004 Financial Results

   -  GMAC Posts Record 2004 Earnings, 10th Year of Net Income Growth
   -  Global Automotive Earnings Rise in 2004, Sales Volumes Gain 4.3 Percent
   -  Record 2004 Revenue of $193 billion

DETROIT - General Motors Corp. (NYSE: GM) today reported adjusted 2004 earnings from continuing operations of $3.6 billion, or $6.40 per diluted share, led by record earnings from financial services and a 12-percent improvement in automotive earnings. These results, which were in line with GM's original guidance, compare to earnings of $3.2 billion, or $5.62 per share, in 2003. Adjusted revenue rose 4.5 percent to a record $193 billion.

Consolidated net income for 2004, including special items, totaled $3.7 billion, or $6.51 per share, compared with $3.8 billion, or $7.14 per share, in 2003.

"GM reported solid overall results in 2004, despite challenging competitive conditions in many markets around the globe," said GM Chairman and Chief Executive Officer Rick Wagoner. "For the tenth-consecutive year, General Motors Acceptance Corp. (GMAC) reported annual earnings growth, posting a record profit of $2.9 billion. And, our automotive operations recorded their second-highest vehicle-sales volume in history, with market-share gains in three out of four automotive regions last year.

"We believe strongly that the auto business is a growth business and we intend to fully participate in that growth with a steady cadence of new, best-in-segment cars and trucks in all major markets around the globe," Wagoner said.

                                 Fourth Quarter

GM's adjusted earnings from continuing operations totaled $569 million, or $1.01 per share in the fourth quarter of 2004, down from $838 million, or $1.47 per share in the fourth quarter of 2003. Including special items and discontinued operations, GM reported net income of $630 million, or $1.11 per share in the fourth quarter of 2004, down from $1.0 billion, or $2.13 per share in the year-ago period. Adjusted revenue rose 4.7 percent to $51.2 billion.

The results for the fourth quarter of 2004 include special items with a net favorable effect of $61 million, or $0.10 per share (see "Highlights"). The results for the fourth quarter of 2003 include net-favorable special items totaling $339 million, or $0.72 per share.

GM financial results described throughout the remainder of this release exclude special items unless otherwise noted (see "Highlights").

                                      GMAC

GMAC earned a record $2.9 billion in 2004, up from $2.8 billion in 2003. In the fourth quarter of 2004, GMAC earned $611 million, down slightly from record earnings of $630 million in the fourth quarter of 2003.

"GMAC has done a terrific job transforming itself from an auto-finance unit into a broad-based financial-services company that is focused on producing sustainable, long-term earnings," Wagoner said. "In addition, GMAC has diversified its sources of funding to strengthen its balance sheet in the face of a higher-interest-rate environment. Going forward, we expect GMAC to continue to be a significant source of income for GM, and an important partner in our drive to grow sales volumes around the world."

GMAC's financing operations reported net income of $1.5 billion in calendar-year 2004, up from $1.4 billion in 2003. The increase reflects considerable improvement in earnings from international operations, lower credit-loss provisions, improved proceeds from the sale of off-lease vehicles in North America, and the impact of favorable tax settlements, partially offset by lower net-interest margins.

Mortgage operations earned $1.1 billion in 2004, a decline from record net income of $1.3 billion in 2003 as residential-mortgage industry volumes declined by approximately 30 percent. Despite the lower industry volumes, GMAC's mortgage operations experienced market-share gains, asset growth, improved mortgage-servicing results and an increase in fee-based revenue.

GMAC's insurance operations generated record net income of $329 million in 2004, up from $179 million in 2003. The increase reflects a combination of strong results achieved through increased premium revenue, favorable loss experience, and improved investment-portfolio performance.

                            GM Automotive Operations

GM's automotive operations earned $1.2 billion in 2004, up from $1.1 billion in 2003. Worldwide production totaled 9.1 million units in 2004, up from 8.8 million in 2003. GM's global automotive business reported earnings of $235 million in the fourth quarter of 2004, down from $396 million in the year-ago quarter. The latest fourth-quarter results reflect a significant improvement at GM's Latin America/Africa/Mid-East (GMLAAM) region and improved earnings at GM North America (GMNA), offset by losses at GM Europe (GME) and reduced earnings at GM Asia Pacific (GMAP).

GM reported market-share gains in three out of four automotive regions in 2004. GM ended 2004 with a global market share of 14.5 percent, down slightly from
14.6 percent in 2003.

GMNA earned $1.2 billion in 2004, in line with 2003 results. GM's market share in North America declined to 26.7 percent in 2004 from 27.4 percent in 2003. GMNA earned $416 million in the fourth quarter of 2004, up from $397 million in the fourth quarter of 2003, as continued cost reduction and favorable tax settlements were partially offset by lower production volumes and unfavorable product mix.

"While we fell short of our goal to gain market share in North America in 2004, we had a solid finish to the year," Wagoner said. "Sales volumes for our newest vehicles gained momentum throughout the year and we continued to make progress in the key areas of productivity, quality, and cost reduction."

Among the highlights for 2004:

      - GM set U.S. industry records in total truck and sport-utility-vehicle sales for the fourth-consecutive year and once again sold more full-size pickups than any other manufacturer.
      - Chevrolet sold more passenger cars in the United States than any other brand and had its best sales year since 1988.
      - Cadillac's U.S. sales rose 8.4 percent in 2004, marking its best annual sales performance since 1990.
      - GMC sold a record 602,064 vehicles in 2004, the eleventh time in a dozen years that GMC has established a new sales record.

"We're encouraged by the success of Cadillac, Chevrolet and GMC, and we're determined to build on that success with our other brands," Wagoner said. "In 2005, our product portfolio includes a number of new high-volume vehicles that are continuing to ramp, such as the Pontiac G6, the Chevrolet Cobalt, the Buick LaCrosse and the Cadillac STS. In addition, we are also introducing later this year the Pontiac Solstice, the Hummer H3, the Chevrolet HHR and the Cadillac DTS, among others."

GME posted a loss of $742 million in 2004, compared with a loss of $286 million in 2003. In the fourth quarter of 2004, GME reported a loss of $345 million, compared with a loss of $66 million in the year-ago quarter.

"GM Europe reached an important milestone in December when we agreed with our European labor unions on the framework for a restructuring plan that will help GME reduce its cost footprint," Wagoner said. "But, we're also focused on improving revenue. In 2004, GME increased its market share to 9.5 percent, its highest level in five years. We plan to build on that success with the introduction of the Opel Astra 3-door next month, followed by the Saab 9-3 sport hatch, and the Opel Zafira later this year. The expansion of the Chevrolet brand in Europe is well underway and already contributing to market share gains."

GMAP reported record net income of $729 million in 2004, up from $577 million in 2003. The region's market share rose to 5.2 percent in 2004, up from 4.9 percent in 2003. GMAP earned $117 million in the fourth quarter of 2004, compared with earnings of $177 million in the year-ago quarter.

"GM's Asia Pacific operations again delivered solid results in a more-challenging environment," Wagoner said. "While sales in China slowed in the second half of the year, after the government took actions to slow rapid growth, GM China sold almost half a million vehicles in 2004, a gain of 27 percent. We're also pleased with the improved results in Thailand and India, and the steady progress we're making at GM Daewoo Auto & Technology Co. (GM-Daewoo).

"GM-Daewoo continues to be a global force," Wagoner said. "Besides giving us a major presence in the Korean market, and a strong addition to our global product-development capability, GM Daewoo is helping us grow our market position all around the world. In 2005, GM-Daewoo is expected to produce more than one million vehicles."

GMLAAM earned $85 million in 2004, a significant improvement from the year-ago loss of $331 million. GMLAAM's market share rose to 17.4 percent in 2004 from
16.3 percent in 2003. GMLAAM earned $47 million in the fourth quarter of 2004, compared with a year-ago loss of $112 million.

"GMLAAM returned to profitability in 2004, reflecting a lot of hard work on the cost side of the business and some very successful product introductions," Wagoner said. "We're particularly pleased with our performance in Brazil, where GM became the leading automaker for the first time in its 79-year history of operations there. Volume was also strong in the Mid-East region, where we sold nearly 100,000 units in 2004, an increase of 60 percent from 2003."

                               Cash and Liquidity

Cash, marketable securities, and short-term assets of the Voluntary Employees' Beneficiary Association (VEBA) Trust totaled $23.3 billion at Dec. 31, 2004, excluding financing and insurance operations, down from $24.5 billion on Sept. 30, 2004. During the fourth quarter of 2004, GM pre-funded its retiree-health-care obligation by an additional $4 billion, bringing the year-end funding balance for retiree-health-care obligations to approximately $20 billion. Automotive operating cash flow for the year ended Dec. 31, 2004 totaled $4.2 billion.

GM's U.S. hourly and salaried pension plans were $3 billion over-funded at the end of 2004, a significant improvement from the previous year when the plans were $300 million over-funded. Asset returns of approximately 14 percent more than offset a decline in the discount rate to 5.75 percent at the end of 2004 from 6.00 percent at the end of 2003.

                                 Profit Sharing

Approximately 119,000 hourly employees in the United States will receive a profit-sharing payment in 2005. A typical U.S. hourly employee, eligible under the profit-sharing program, would qualify for a payment of approximately $195.

                                  Looking Ahead

GM expects solid, worldwide economic growth in 2005 with global industry sales surpassing 62 million units. GM expects North American industry sales of approximately 20 million units, about flat with 2004 results. Industry sales in Europe are expected to total approximately 20 million units, on par with 2004, while industry sales in the Asia-Pacific region are expected to rise to approximately 17.7 million units. Industry sales in the GMLAAM region are expected to increase to approximately 4.4 million units in 2005.

GM expects 2005 earnings to be approximately $4.00 to $5.00 per share, excluding any special items and at current dilution levels. GM expects to increase global sales volumes, generate $2 billion in operating cash flow and increase capital expenditures to approximately $8 billion in 2005. GM estimates break-even or better results in the first quarter of 2005, excluding any special items, reflecting lower production volumes and less-favorable product mix.

                                       ###

In this press release and related comments by General Motors management, our use of the words "expect," "anticipate," "estimate," "project," "forecast," "outlook," "target," "objective," "plan," "goal," "pursue," "on track," and similar expressions is intended to identify forward-looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in GM's most recent report on SEC Form 10-K (at page II-20) which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: changes in economic conditions; currency-exchange rates or political stability; shortages of fuel, labor strikes or work stoppages; market acceptance of the corporation's new products; significant changes in the competitive environment; changes in laws, regulations and tax rates; and, the ability of the corporation to achieve reductions in cost and employment levels to realize production efficiencies and implement capital expenditures at levels and times planned by management.


                                      # # #

                           General Motors Corporation
                        List of Special Items - After Tax
                 (dollars in millions except per share amounts)


     Management believes that the adjusted information set forth herein is useful to investors as it represents how Management views the results of operations and cash of the Corporation and, therefore, is the basis on which internal evaluation metrics are determined. The internal evaluation metrics are those used by the Corporation's Board of Directors to evaluate Management.


                                   Three Months Ended     Year to Date
                                     Dec. 31, 2004        Dec. 31, 2004
                                    ---------------      ---------------
                                     Net       $1-2/3     Net      $1-2/3
                                    Income       EPS     Income      EPS
                                    ------     -----     ------    -----
     REPORTED

     Net income                      $630     $1.11     $3,691     $6.51
                                      ===      ====      =====      ====
     ADJUSTMENTS

     Gain on Sale of XM Stock (A)    (118)    (0.21)      (118)    (0.21)

     Plant & Facility Impairments (B)  78      0.14         78      0.14

     Asset Impairments (C)            383      0.68        383      0.67

     Write-down of Fiat Investment (D)136      0.24        136      0.24

     Tax Items (E)                   (540)    (0.95)      (540)    (0.95)

                                      ---      ----      -----      ----
     Subtotal                         (61)    (0.10)       (61)    (0.11)


     ADJUSTED

                                      ---      ----      -----      ----
     Adjusted income                 $569     $1.01     $3,630     $6.40
                                      ===      ====      =====      ====


     (A) In December 2004, GM contributed 11 million shares of XM Satellite Radio Holdings Inc. Class A common stock valued at $432 million to its Voluntary Employees' Beneficiary Association (VEBA). The contribution resulted in a pre-tax gain of $190 million ($118 million after tax).
     (B) Includes charges for previously announced facilities rationalization actions at GM's Baltimore, MD and Linden, NJ plants.
     (C) Reflects the results of GM's annual review of the carrying value of its long-lived assets held and used, other than goodwill and intangible assets with indefinite lives. Impairments relate to product-specific assets and facilities.
     (D) Relates to GM's investment in Fiat Auto Holdings, B.V. and reflects completion of an impairment study relating to the carrying value of that investment, which resulted in the write-off of the remaining balance of $220 million pre-tax ($136 million after tax).
     (E) Reflects various adjustments resulting from changes in tax laws both in the U.S. and overseas and capital loss carryforwards.

                           General Motors Corporation
                        List of Special Items - After Tax
                 (dollars in millions except per share amounts)


                                   Three Months Ended     Year to Date
                                     Dec. 31, 2003        Dec. 31, 2003
                                    ---------------      ---------------
                                     Net       $1-2/3     Net      $1-2/3
                                    Income       EPS     Income      EPS
                                    ------     -----     ------    -----
     REPORTED
     --------
     Income (loss) from continuing
      operations                      $(2)     $  -     $2,862     $5.03
     (Loss) from discontinued
      operations                     (164)    (0.06)      (219)    (0.09)
     Gain on sale of discontinued
      operations                    1,179      2.19      1,179      2.20
                                    -----      ----      -----      ----
     Net income                     1,013      2.13      3,822      7.14

     ADJUSTMENTS
     -----------
     Hourly Retiree Lump Sum/
      Vouchers (A)                    725      1.27        725      1.28

     Reserve for Idled Workers (B)   (103)    (0.18)      (103)    (0.18)

     GME Restructuring Charge (C)     218      0.38        218      0.38

     Gain on Sale of GM Defense (D)     -         -       (505)    (0.89)

     Gain on sale of Hughes        (1,179)    (2.19)    (1,179)    (2.20)
                                    -----      ----      -----      ----
     Subtotal                        (339)    (0.72)      (844)    (1.61)

     ADJUSTED
     --------
     Income from continuing
      operations                     $838     $1.47     $3,197     $5.62
     (Loss) from discontinued
      operations                     (164)    (0.06)      (219)    (0.09)
                                      ---      ----      -----      ----
     Adjusted income                 $674     $1.41     $2,978     $5.53
                                      ===      ====      =====      ====

     (A) The October 2003 contract with the United Auto Workers provided for lump-sum payments and vehicle discount vouchers for retirees, accounted for in GMNA and Other.
     (B) The Reserve for Idled Workers primarily relates to adjustments to previously established reserves for the Janesville, Wis. Plant, accounted for in GMNA.
     (C) The GME Restructuring Charge relates to the initiative implemented in the fourth quarter of 2003 to improve competitiveness of GM's automotive operations in Europe.
     (D) The Gain on Sale of GM Defense relates to the sale of GM's light armored vehicle business to General Dynamics Corporation for net proceeds of approximately $1.1 billion.

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                    Fourth Quarter        Year to Date
                                    --------------       --------------
                                    2004       2003      2004      2003
                                    ----       ----      ----      ----
     (dollars in millions except per share amounts)
     Total net sales and
      revenues                    $51,344   $48,839   $193,452  $185,837
      Adjusted                    $51,154   $48,839   $193,262  $185,023
     Income (loss) from continuing
      operations                     $630       $(2)    $3,691    $2,862
      Adjusted                       $569      $838     $3,630    $3,197
     (Loss) from
      discontinued operations           -     $(164)         -     $(219)
      Adjusted                          -     $(164)         -     $(219)
     Net income                      $630    $1,013     $3,691    $3,822
      Adjusted                       $569      $674     $3,630    $2,978
     Net margin from continuing
      operations
      (Income from continuing
      operations/Total net sales
      and revenues)                   1.2%        -        1.9%      1.5%
      Adjusted                        1.1%      1.7%       1.9%      1.7%
     Earnings per share - basic
      $1-2/3 par value
        Continuing operations       $1.12       $ -      $6.54     $5.10
        Discontinued operations         -      2.17          -      2.14
                                     ----      ----       ----      ----
        Earnings per share          $1.12     $2.17      $6.54     $7.24
     Earnings per share - diluted
      $1-2/3 par value
        Continuing operations       $1.11       $ -      $6.51     $5.03
        Discontinued operations         -      2.13          -      2.11
                                     ----      ----       ----      ----
        Earnings per share          $1.11     $2.13      $6.51     $7.14
     Earnings per share - adjusted
      diluted
      $1-2/3 par value
        Continuing operations       $1.01    $ 1.47      $6.40     $5.62
        Discontinued operations         -     (0.06)         -     (0.09)
                                     ----      ----       ----      ----
        Earnings per share          $1.01(1)  $1.41      $6.40     $5.53

     GM $1-2/3 par value average
      shares outstanding (Mil's)
      Basic shares                    565       561        565       561
      Diluted shares                  566       571        567       569
     Cash dividends per share
      of common stocks
      GM $1-2/3 par value           $0.50     $0.50      $2.00     $2.00


     See reconciliation of adjusted financial results on pages 10 - 15 and footnotes on page 17.

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)


                                    Fourth Quarter        Year to Date
                                    --------------       --------------
                                    2004       2003      2004      2003
                                    ----       ----      ----      ----

     Book value per share of
      common stocks at Dec. 31
      GM $1-2/3 par value          $50.63    $44.96

     Auto & Other Operations
      total cash & marketable
      securities at Dec. 31
      ($Bil's)                      $19.8     $23.5
      Cash in short-term VEBA         3.5       3.4
                                     ----      ----
     Total Auto & Other cash
      & marketable securities
      plus short-term VEBA          $23.3     $26.9
                                     ====      ====

     Auto & Other Operations
      ($Mil's)
      Depreciation                 $1,322    $1,380     $5,028    $4,526
      Amortization of special
        tools                       1,325     1,362      3,562     3,391
      Amortization of intangible
        assets                         14        10         39        29
                                    -----     -----      -----     -----
        Total                      $2,661    $2,752     $8,629    $7,946
                                    =====     =====      =====     =====



   GM's share of nonconsolidated
      affiliates' net income (loss)
      ($Mil's)
      Italy                           $28       $71        $87       $95
      Japan                           $64       $71       $255      $196
      China                           $33      $104       $417      $414
      South Korea                    $(35)     $(24)      $(53)     $(74)

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                 Fourth Quarter
                                  2004 and 2003
                                 --------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                        2004     2003    2004     2003   2004     2003
                        ----     ----    ----     ----   ----     ----
     Total net sales
      and revenues
     GMNA             $29,707  $30,979  $(190)    $ -  $29,517   $30,979
     GME                8,248    7,283      -       -    8,248     7,283
     GMLAAM             2,884    1,919      -       -    2,884     1,919
     GMAP               2,085    1,540      -       -    2,085     1,540
                       ------   ------    ---      --   ------    ------
      Total GMA        42,924   41,721   (190)      -   42,734    41,721
     Other                179      108      -       -      179       108
                       ------   ------    ---      --   ------    ------
     Total Auto &
      Other            43,103   41,829   (190)      -   42,913    41,829
                       ------   ------    ---      --   ------    ------
     GMAC               8,071    6,804      -       -    8,071     6,804
     Other Financing      170      206      -       -      170       206
                       ------   ------    ---      --   ------    ------
      Total FIO         8,241    7,010      -       -    8,241     7,010
                       ------   ------    ---      --   ------    ------
     Total net sales
      and revenues    $51,344  $48,839  $(190)    $ -  $51,154   $48,839
                       ======   ======    ===      ==   ======    ======

     Income (loss) from
       continuing operations
       before income taxes,
       equity income, and
       minority interests
     GMNA                $197    $(114)  $125    $556     $322      $442
     GME                 (975)    (510)   372     311     (603)     (199)
     GMLAAM                63     (188)     -       -       63      (188)
     GMAP                  24       31      -       -       24        31
                        -----    -----    ---   -----      ---     -----
      Total GMA          (691)    (781)   497     867     (194)       86
     Other               (627)    (820)   269     447     (358)     (373)
                        -----    -----    ---   -----      ---     -----
      Total Auto &
        Other          (1,318)  (1,601)   766   1,314     (552)     (287)
                        -----    -----    ---   -----      ---     -----
     GMAC                 803    1,002      -       -      803     1,002
     Other Financing      (12)      63      -       -      (12)       63
                          ---    -----    ---     ---      ---     -----
      Total FIO           791    1,065      -       -      791     1,065
                          ---    -----    ---     ---      ---     -----
     Total income (loss)
      from continuing
      operations before
      income taxes, equity
      income, and minority
      interests         $(527)   $(536)  $766  $1,314     $239      $778
                          ===      ===    ===   =====      ===       ===

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                 Fourth Quarter
                                  2004 and 2003
                                 ---------------


     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                        2004     2003    2004     2003   2004     2003
                        ----     ----    ----     ----   ----     ----
     Income (loss) from
      continuing operations
     GMNA                $878      $52  $(462)   $345     $416      $397
     GME                 (579)    (284)   234     218     (345)      (66)
     GMLAAM                47     (112)     -       -       47      (112)
     GMAP                 117      177      -       -      117       177
                          ---      ---    ---     ---      ---       ---
      Total GMA           463     (167)  (228)    563      235       396
     Other               (442)    (511)   167     277     (275)     (234)
                          ---      ---    ---     ---      ---       ---
      Total Auto &
        Other              21     (678)   (61)    840      (40)      162
                          ---      ---    ---     ---      ---       ---
     GMAC                 611      630      -       -      611       630
     Other Financing       (2)      46      -       -       (2)       46
                          ---      ---     --      --      ---       ---
      Total FIO           609      676      -       -      609       676
                          ---      ---     --      --      ---       ---
     Income (loss) from
      continuing
      operations         $630      $(2)  $(61)   $840     $569      $838

     (Loss) from
      discontinued
      operations            -     (164)     -       -        -      (164)
     Gain on sale of
      discontinued
      operations            -    1,179      -  (1,179)       -         -
                          ---    -----    ---   -----      ---       ---
     Net income (loss)   $630   $1,013   $(61)  $(339)    $569      $674
                          ===    =====    ===     ===      ===       ===
     Income tax expense
      (benefit)
     GMNA               $(691)    $(97)  $587    $211    $(104)     $114
     GME                 (367)    (151)   138      93     (229)      (58)
     GMLAAM                15      (66)     -       -       15       (66)
     GMAP                  (7)      18      -       -       (7)       18
                        -----      ---    ---     ---      ---       ---
      Total GMA        (1,050)    (296)   725     304     (325)        8
     Other               (198)    (329)   102     170      (96)     (159)
                        -----      ---    ---     ---      ---       ---
      Total Auto &
        Other          (1,248)    (625)   827     474     (421)     (151)
                        -----      ---    ---     ---      ---       ---
     GMAC                 188      283      -       -      188       283
     Other Financing      (10)      13      -       -      (10)       13
                        -----      ---    ---     ---      ---       ---
      Total FIO           178      296      -       -      178       296
                        -----      ---    ---     ---      ---       ---
     Income tax expense
      (benefit)       $(1,070)   $(329)  $827    $474    $(243)     $145
                        =====      ===    ===     ===      ===       ===

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                 Fourth Quarter
                                  2004 and 2003
                                 ---------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                        2004     2003    2004     2003   2004     2003
                        ----     ----    ----     ----   ----     ----
     Effective tax rate
     Total GM Corp.     203%      61%     108%     36%  (102%)     19%
     GMNA              (351%)     85%     470%     38%   (32%)     26%
     GME                 38%      30%      37%     30%    38%      29%
     GMAC                23%      28%       -       -     23%      28%


     Equity income (loss)
      and minority interests
     GMNA              $(10)     $69      $ -     $ -   $(10)     $69
     GME                 29       75        -       -     29       75
     GMLAAM              (1)      10        -       -     (1)      10
     GMAP                86      164        -       -     86      164
                        ---      ---       --      --    ---      ---
     Total GMA         $104     $318      $ -     $ -   $104     $318
                        ===      ===       ==      ==    ===      ===

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                  Year to Date
                                  2004 and 2003
                                 --------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                        2004     2003    2004     2003   2004     2003
                        ----     ----    ----     ----   ----     ----
     Total net sales
      and revenues
     GMNA            $114,582 $116,310  $(190)    $ - $114,392  $116,310
     GME               30,820   27,478      -       -   30,820    27,478
     GMLAAM             8,792    5,387      -       -    8,792     5,387
     GMAP               6,978    5,338      -       -    6,978     5,338
                      -------  -------    ---     ---  -------   -------
      Total GMA       161,172  154,513   (190)      -  160,982   154,513
     Other                373    1,318      -    (814)     373       504
                      -------  -------    ---     ---  -------   -------
     Total Auto &
      Other           161,545  155,831   (190)   (814) 161,355   155,017
                      -------  -------    ---     ---  -------   -------
     GMAC              31,123   29,348      -       -   31,123    29,348
     Other Financing      784      658      -       -      784       658
                      -------  -------    ---     ---   ------   -------
      Total FIO        31,907   30,006      -       -   31,907    30,006
                      -------  -------    ---     ---   ------   -------
     Total net sales
      and revenues   $193,452 $185,837  $(190)  $(814)$193,262  $185,023
                      =======  =======    ===     ===  =======   =======

     Income (loss)
      from continuing
      operations before
      income taxes, equity
      income, and minority
      interests
     GMNA              $1,137     $915   $125    $556   $1,262    $1,471
     GME               (1,733)    (909)   372     311   (1,361)     (598)
     GMLAAM               127     (474)     -       -      127      (474)
     GMAP                  52       61      -       -       52        61
                        -----    -----    ---     ---    -----     -----
      Total GMA          (417)    (407)   497     867       80       460
     Other             (1,343)  (1,101)   269    (367)  (1,074)   (1,468)
                        -----    -----    ---     ---    -----     -----
      Total Auto &
        Other          (1,760)  (1,508)   766     500     (994)   (1,008)
                        -----    -----    ---     ---    -----     -----
     GMAC               4,368    4,442      -       -    4,368     4,442
     Other Financing      (39)      47      -       -      (39)       47
                        -----    -----    ---     ---    -----     -----
      Total FIO         4,329    4,489      -       -    4,329     4,489
                        -----    -----    ---     ---    -----     -----
     Total income (loss)
      from continuing
      operations before
      income taxes, equity
      income, and minority
      interests        $2,569   $2,981   $766    $500   $3,335    $3,481
                        =====    =====    ===     ===    =====     =====

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                  Year to Date
                                  2004 and 2003
                                 --------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                        2004     2003    2004     2003   2004     2003
                        ----     ----    ----     ----   ----     ----
     Income (loss) from
      continuing operations
     GMNA              $1,635     $811  $(462)   $345   $1,173    $1,156
     GME                 (976)    (504)   234     218     (742)     (286)
     GMLAAM                85     (331)     -       -       85      (331)
     GMAP                 729      577      -       -      729       577
                        -----      ---    ---     ---    -----     -----
      Total GMA         1,473      553   (228)    563    1,245     1,116
     Other               (676)    (518)   167    (228)    (509)     (746)
                        -----      ---    ---     ---    -----     -----
      Total Auto &
        Other             797       35    (61)    335      736       370
                        -----    -----    ---     ---    -----     -----
     GMAC               2,913    2,793      -       -    2,913     2,793
     Other Financing      (19)      34      -       -      (19)       34
                        -----    -----    ---     ---    -----     -----
      Total FIO         2,894    2,827      -       -    2,894     2,827
                        -----    -----    ---     ---    -----     -----
     Income (loss) from
      continuing
      operations       $3,691   $2,862   $(61)   $335   $3,630    $3,197

     (Loss)from
      discontinued
      operations            -     (219)     -       -        -      (219)
     Gain on sale of
      discontinued
      operations            -    1,179      -  (1,179)       -         -
                        -----    -----    ---   -----    -----     -----
     Net income (loss) $3,691   $3,822   $(61)  $(844)  $3,630    $2,978
                        =====    =====    ===     ===    =====     =====
     Income tax expense
      (benefit)
     GMNA               $(529)    $171   $587    $211      $58      $382
     GME                 (655)    (303)   138      93     (517)     (210)
     GMLAAM                31     (149)     -       -       31      (149)
     GMAP                 (11)      44      -       -      (11)       44
                        -----      ---    ---     ---      ---       ---
      Total GMA        (1,164)    (237)   725     304     (439)       67
     Other               (683)    (632)   102    (139)    (581)     (771)
                        -----      ---    ---     ---      ---       ---
      Total Auto &
        Other          (1,847)    (869)   827     165   (1,020)     (704)
                        -----    -----    ---     ---    -----     -----
     GMAC               1,447    1,591      -       -    1,447     1,591
     Other Financing      (20)       9      -       -      (20)        9
                        -----    -----    ---     ---    -----     -----
      Total FIO         1,427    1,600                   1,427     1,600
                        -----    -----    ---     ---    -----     -----
     Income tax expense
      (benefit)         $(420)    $731   $827    $165     $407      $896
                          ===      ===    ===     ===      ===       ===

                           General Motors Corporation
                       Summary Corporate Financial Results
                                   (unaudited)

                                  Year to Date
                                  2004 and 2003
                                 --------------

     (dollars in millions) Reported      Special Items      Adjusted
                           --------      -------------      --------
                        2004     2003    2004     2003   2004     2003
                        ----     ----    ----     ----   ----     ----
     Effective tax rate
     Total GM Corp.     (16%)     25%     108%     33%    12%      26%
     GMNA               (47%)     19%     470%     38%     5%      26%
     GME                 38%      33%      37%     30%    38%      35%
     GMAC                33%      36%       -       -     33%      36%


     Equity income (loss)
      and minority interests
     GMNA              $(31)     $67      $ -     $ -   $(31)      $67
     GME                102      102        -       -    102       102
     GMLAAM             (11)      (6)       -       -    (11)       (6)
     GMAP               666      560        -       -    666       560
                        ---      ---       --      --    ---       ---
     Total GMA         $726     $723      $ -     $ -   $726      $723
                        ===      ===       ==      ==    ===       ===

                           General Motors Corporation
                              Operating Statistics


                                    Fourth Quarter        Year to Date
                                    --------------       --------------
                                    2004       2003      2004      2003
                                    ----       ----      ----      ----
     (units in thousands)
     Worldwide Wholesale Sales
      United States - Cars           452        522      1,853    1,961
      United States - Trucks         740        766      2,901    2,971
                                   -----      -----      -----    -----
        Total United States        1,192      1,288      4,754    4,932
      Canada, Mexico, and Other      186        196        710      675
                                   -----      -----      -----    -----
        Total GMNA                 1,378      1,484      5,464    5,607
      GME                            421        412      1,717    1,657
      GMLAAM                         235        183        769      561
      GMAP                            86         70        291      273
                                   -----      -----      -----    -----
        Total Worldwide            2,120      2,149      8,241    8,098
                                   =====      =====      =====    =====

     Vehicle Unit Deliveries
      Chevrolet - Cars               217        189        918      801
      Chevrolet - Trucks             439        460      1,845    1,855
      Pontiac                         96        123        474      476
      GMC                            144        153        602      579
      Buick                           60         79        310      337
      Oldsmobile                       2         30         29      126
      Saturn                          41         54        212      271
      Cadillac                        65         62        234      216
      Other                           23         24         83       96
                                   -----      -----      -----    -----
        Total United States        1,087      1,174      4,707    4,757
      Canada, Mexico, and Other      187        169        705      683
                                   -----      -----      -----    -----
        Total GMNA                 1,274      1,343      5,412    5,440
      GME                            454        430      1,954    1,821
      GMLAAM                         216        182        737      584
      GMAP                           228        217        887      775
                                   -----      -----      -----    -----
        Total Worldwide            2,172      2,172      8,990    8,620
                                   =====      =====      =====    =====

     Market Share
      United States - Cars          23.5%      26.8%      24.9%    25.7%
      United States - Trucks        27.8%      30.2%      29.0%    30.0%
        Total United States         26.0%      28.8%      27.2%    28.0%
      Total North America           25.7%      28.0%      26.7%    27.4%
      Total Europe                   9.4%       9.2%       9.5%     9.3%
      Total LAAM                    18.9%      18.1%      17.4%    16.3%
      Asia and Pacific               5.3%       5.4%       5.2%     4.9%
        Total Worldwide             14.2%      15.0%      14.5%    14.6%

     U.S. Retail/Fleet Mix
      % Fleet Sales - Cars          35.1%      36.9%      36.7%    31.7%
      % Fleet Sales - Trucks        17.4%      15.6%      16.4%    13.6%
        Total Vehicles              24.2%      23.9%      24.5%    21.1%


     GMNA Capacity Utilization
      (2 shift rated)               83.0%      94.3%      85.8%    89.7%

     GMNA Vehicle Revenue
      Per Unit                   $19,698    $19,311

                           General Motors Corporation
                              Operating Statistics


                                    Fourth Quarter        Year to Date
                                    --------------       --------------
                                    2004       2003      2004      2003
                                    ----       ----      ----      ----

     GMAC's Worldwide Cost of
      Borrowing (3)                 4.11%      3.48%

     Period-end Debt Spreads Over
      U.S. Treasuries
      2 Year                         170 bp     120 bp
      5 Year                         225 bp     140 bp
      10 Year                        270 bp     165 bp

     GMAC Automotive Finance Operations
      Consumer credit (North America)
      Net charge-offs as a % of
        managed receivables         1.07%      1.14%      1.11%    1.07%
      Retail contracts 30 days
        delinquent - % of average
        number of contracts
        outstanding (4)             2.20%      2.03%      2.11%    1.99%
      Retail penetration (U.S. only)
      Total retail (SmartLease,
       SmartBuy and Retail) as %
       of retail sales              63.6%      36.4%      45.0%    41.5%
      SmartLease and SmartBuy
       as % of retail sales         13.3%       8.5%      12.9%     8.8%
      Off-lease vehicle
        remarketing (U.S. only)
      Average net gain per vehicle   $22       $(83)      $406      $73
      Off-lease vehicles
        remarketed (units in 000s)    84        107        414      611

     GMAC Mortgage Operations
      Origination volume($Bil's)   $47.1      $42.9     $174.1   $218.2

     Worldwide Employment
      at December 31 (in 000's)
      United States Hourly           111        118
      United States Salary            39         40
                                     ---        ---
        Total United States          150        158
      Canada, Mexico, and Other       31         32
                                     ---        ---
      GMNA                           181        190
      GME                             61         62
      GMLAAM (2)                      29         23
      GMAP                            15         14
      GMAC                            34         32
      Other                            4          5
                                     ---        ---
        Total                        324        326
                                     ===        ===

     Worldwide Payrolls ($Bil's)    $5.6       $5.6      $21.5    $20.9

     Footnotes:
     ---------
     (1) This amount is comparable to First Call analysts' consensus.
     (2) 2004 includes 3,000 employees as a result of the consolidation of GM South Africa.
     (3) Includes external debt for U.S. automotive finance, mortgage operations, and insurance operations. Calculated by dividing total interest expense (excluding mark to market adjustments and inter-company interest) by total debt.
     (4) Excludes accounts in bankruptcy.

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)


                                           Three Months Ended December 31,
                                           -------------------------------
                                                 2004           2003
                                                 ----           ----
                                             (dollars in millions except
                                                 per share amounts)

     Total net sales and revenues             $51,344        $48,839
                                               ------         ------
     Cost of sales and other expenses          42,664         41,962
     Selling, general, and administrative       5,868          4,753
       expenses
     Interest expense                           3,339          2,660
                                              -------         ------
       Total costs and expenses                51,871         49,375
                                               ------         ------
     Income (loss) from continuing
       operations before income
       taxes and minority interests              (527)          (536)
     Income tax (benefit)                      (1,070)          (329)
     Equity income and minority interests          87            205
                                                -----            ---
     Income (loss) from continuing
       operations                                 630             (2)
     Income (loss) from discontinued
       operations                                   -           (164)
       Gain on sale of discontinued
         operations                                 -          1,179
                                                -----          -----
       Earnings attributable to common
         stocks                                  $630         $1,013
                                                  ===          =====

     Basic earnings (losses) per share
       attributable to
       $1-2/3 par value common stock
     Continuing operations                      $1.12             $-
     Discontinued operations                        -          $2.17
                                                 ----           ----
     Net income                                 $1.12          $2.17
                                                 ====           ====

     Income from discontinued operations
       attributable to Class H common stock        $-         $(0.18)
                                                    =           ====
     Earnings per share attributable to
       $1-2/3 par value common stock
       assuming dilution
     Continuing operations                      $1.11             $-
     Discontinued operations                        -          $2.13
                                                 ----           ----
     Net income                                 $1.11          $2.13
                                                 ====           ====

     Income (loss) from discontinued
       operations attributable to Class H
       common stock                                $-         $(0.18)
                                                    =           ====

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

        SUPPLEMENTAL INFORMATION TO THE CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)



                                          Three Months Ended December 31,
                                          -------------------------------
                                                 2004           2003
                                                 ----           ----
                                                (dollars in millions)

     AUTOMOTIVE AND OTHER OPERATIONS

     Total net sales and revenues              $43,103        $41,829
                                               -------         ------
     Cost of sales and other expenses           40,168         39,192
     Selling, general, and administrative
       expense                                   3,484          3,468
                                               -------        -------
      Total costs and expenses                  43,652         42,660
     Interest expense                              700            688
     Net expense from transactions with
      Financing and Insurance Operations            69             82
                                               -------       --------
     Income (loss) from continuing
       operations before income
       taxes and minority interests             (1,318)        (1,601)
     Income tax (benefit)                       (1,248)          (625)
     Equity income and minority interests           91            298
                                                    --           ----
     Income (loss) from continuing
       operations                                   21           (678)
     Income (loss) from discontinued
       operations                                    -           (164)
     Gain on sale of discontinued
       operations                                    -          1,179
                                                    --          -----
       Net income - Automotive and Other
         Operations                                $21           $337
                                                    ==            ===

     FINANCING AND INSURANCE OPERATIONS

     Total revenues                             $8,241         $7,010
                                                 -----          -----

     Interest expense                            2,639          1,972
     Depreciation and amortization expense       1,409          1,323
     Operating and other expenses                2,342          1,702
     Provisions for financing and
       insurance losses                          1,129          1,030
                                                 -----          -----
       Total costs and expenses                  7,519          6,027
     Net income from transactions with
       Automotive and Other Operations             (69)           (82)
                                                 -----          -----
     Income before income taxes and
       minority interests                          791          1,065
     Income tax expense                            178            296
     Equity income (loss) and minority
       interests                                    (4)           (93)
                                                   ---            ---

      Net income - Financing and Insurance
       operations                                 $609           $676
                                                   ===            ===

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME

                                                    Years Ended December 31,
                                                   --------------------------
                                                   2004       2003       2002
                                                   ----       ----       ----
                                                  (dollars in millions except
                                                       per share amounts)
     GENERAL MOTORS CORPORATION AND SUBSIDIARIES
     Total net sales and revenues                $193,452  $185,837   $177,867
                                                  -------   -------    -------
     Cost of sales and other expenses             158,587   152,435    147,192
     Selling, general, and administrative
       expenses                                    20,397    20,957     20,834
     Interest expense                              11,899     9,464      7,503
                                                  -------   -------    -------
      Total costs and expenses                    190,883   182,856    175,529
                                                  -------   -------    -------
     Income from continuing
       operations before
       income taxes, equity
       income and minority interests                2,569     2,981      2,338
     Income tax (benefit) expense                    (420)      731        644
     Equity income (loss) and minority interests      702       612        281
                                                    -----     -----      -----
     Income from continuing operations              3,691     2,862      1,975
     Loss from discontinued operations                  -      (219)      (239)
     Gain on sale of discontinued operations            -     1,179          -
                                                    -----     -----      -----
       Net income                                   3,691     3,822      1,736
     Dividends on preference stocks                     -         -        (46)
                                                    -----     -----      -----
      Earnings attributable to common stocks       $3,691    $3,822     $1,690
                                                    =====     =====      =====

     Basic earnings (loss) per share
       attributable to
       common stocks
     $1-2/3 par value
       Continuing operations                        $6.54     $5.10      $3.53
       Discontinued operations                          -     $2.14     $(0.16)
                                                     ----      ----       ----
     Earnings per share attributable to
       $1-2/3 par value                             $6.54     $7.24      $3.37
                                                     ====      ====       ====
     Losses per share from discontinued
       operations attributable to
       Class H                                         $-    $(0.22)    $(0.21)
                                                        =      ====       ====

     Earnings (loss) per share attributable to
       common stocks assuming dilution
     $1-2/3 par value
       Continuing operations                        $6.51     $5.03      $3.51
       Discontinued operations                          -     $2.11     $(0.16)
                                                     ----      ----       ----
     Earnings per share attributable to $1-2/3
       par value                                    $6.51     $7.14      $3.35
                                                     ====      ====       ====
     Losses per share from discontinued
       operations attributable to
       Class H                                         $-    $(0.22)    $(0.21)
                                                        =      ====       ====

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

        SUPPLEMENTAL INFORMATION TO THE CONSOLIDATED STATEMENTS OF INCOME

                                                    Years Ended December 31,
                                                    ------------------------
                                                   2004       2003       2002
                                                   ----       ----       ----
                                                      (dollars in millions)
     AUTOMOTIVE AND OTHER OPERATIONS
     Total net sales and revenues                $161,545  $155,831   $150,250
                                                  -------   -------    -------
     Cost of sales and other expenses             148,689   143,525    138,397
     Selling, general, and administrative
       expense                                     11,863    11,737     11,680
                                                  -------   -------    -------
       Total costs and expenses                   160,552   155,262    150,077
     Interest expense                               2,480     1,780        479
     Net expense from transactions with
      Financing and Insurance Operations              273       297        327
                                                      ---       ---        ---
     (Loss) from continuing operations
       before income taxes, equity
       income, and minority interests              (1,760)   (1,508)      (633)
     Income tax (benefit)                          (1,847)     (869)      (378)
     Equity income (loss) and minority interests      710       674        348
                                                      ---       ---        ---
     Income (loss) from continuing operations         797        35         93
     (Loss) from discontinued operations                -      (219)      (239)
     Gain on sale of discontinued operations            -     1,179          -
                                                      ---     -----        ---
       Net income (loss) - Automotive and Other
         Operations                                  $797      $995      $(146)
                                                      ===       ===        ===

     FINANCING AND INSURANCE OPERATIONS

     Total revenues                               $31,907   $30,006    $27,617
                                                   ------    ------     ------

     Interest expense                               9,419     7,684      7,024
     Depreciation and amortization expense          5,523     5,567      5,245
     Operating and other expenses                   8,594     8,604      8,519
     Provisions for financing and insurance
       losses                                       4,315     3,959      4,185
                                                   ------    ------     ------
       Total costs and expenses                    27,851    25,814     24,973
                                                   ------    ------     ------
     Net income from transactions with
       Automotive and Other Operations               (273)     (297)     (327)
                                                    -----     -----      -----
     Income before income taxes, equity income
       and minority interests                       4,329     4,489      2,971
     Income tax expense                             1,427     1,600      1,022
     Equity income (loss) and minority interests       (8)      (62)       (67)
                                                    -----     -----      -----
      Net income - Financing and Insurance
         Operations                                $2,894    $2,827     $1,882
                                                    =====     =====      =====

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS


                                                               December 31,
                                                            -----------------
                                                              2004     2003
                                                             ------    -----
                              ASSETS                      (dollars in millions)

     Cash and cash equivalents                              $35,993   $32,554
     Other marketable securities                             21,737    22,215
                                                             ------    ------
      Total cash and marketable securities                   57,730    54,769
     Finance receivables - net                              199,600   174,769
     Loans held for sale                                     19,934    19,609
     Accounts and notes receivable (less allowances)         21,236    20,532
     Inventories (less allowances)                           11,717    10,960
     Deferred income taxes                                   25,804    27,190
     Net equipment on operating leases
      (less accumulated depreciation)                        34,214    32,751
     Equity in net assets of nonconsolidated affiliates       6,776     6,032
     Property - net                                          39,020    38,211
     Intangible assets - net                                  4,929     4,760
     Other assets                                            58,165    58,924
                                                            -------   -------
      Total assets                                         $479,125  $448,507
                                                            =======   =======

               LIABILITIES AND STOCKHOLDERS' EQUITY

     Accounts payable (principally trade)                   $28,830   $25,422
     Notes and loans payable                                301,188   271,756
     Postretirement benefits other than pensions             28,111    36,292
     Pensions                                                 9,455     8,024
     Deferred income taxes                                    7,119     7,508
     Accrued expenses and other liabilities                  75,413    73,930
                                                            -------   -------
      Total liabilities                                     450,116   422,932
     Minority interests                                         397       307
     Stockholders' equity
     $1-2/3 par value common stock (outstanding,
       565,132,021  and 561,997,725 shares)                     942       937

     Capital surplus (principally additional
       paid-in capital)                                      15,241    15,185
     Retained earnings                                       15,314    12,752
                                                             ------    ------
        Subtotal                                             31,497    28,874
     Accumulated foreign currency translation adjustments    (1,194)   (1,815)
     Net unrealized gains (losses) on derivatives               589        51
     Net unrealized gains on securities                         751       618
     Minimum pension liability adjustment                    (3,031)   (2,460)
                                                              -----     -----
        Accumulated other comprehensive loss                 (2,885)   (3,606)
                                                              -----     -----
         Total stockholders' equity                          28,612    25,268
                                                            -------   -------
     Total liabilities and stockholders' equity            $479,125  $448,507
                                                            =======   =======

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

           SUPPLEMENTAL INFORMATION TO THE CONSOLIDATED BALANCE SHEETS


                                                                December 31,
                                                              ----------------
     GENERAL MOTORS CORPORATION AND SUBSIDIARIES              2004      2003
                                                              ----      ----
                              ASSETS                      (dollars in millions)
     Automotive and Other Operations
     Cash and cash equivalents                              $13,148   $14,424
     Marketable securities                                    6,655     9,067
                                                             ------    ------
      Total cash and marketable securities                   19,803    23,491
     Accounts and notes receivable (less allowances)          6,713     5,380
     Inventories (less allowances)                           11,717    10,960
     Net equipment on operating leases
       (less accumulated depreciation)                        6,488     7,173

     Deferred income taxes and other current assets          10,794    10,851
                                                             ------    ------
      Total current assets                                   55,515    57,855
     Equity in net assets of nonconsolidated affiliates       6,776     6,032
     Property - net (Note 12)                                37,170    36,071
     Intangible assets - net                                  1,603     1,479
     Deferred income taxes                                   16,921    18,086
     Other assets                                            40,840    42,262
                                                            -------   -------
      Total Automotive and Other Operations assets          158,825   161,785
     Financing and Insurance Operations
     Cash and cash equivalents                               22,845    18,130
     Investments in securities                               15,082    13,148
     Finance receivables - net                              199,600   174,769
     Loans held for sale                                     19,934    19,609
     Net equipment on operating leases
       (less accumulated depreciation)                       27,726    25,578

     Other assets                                            35,113    35,488
     Net receivable from Automotive and Other Operations      2,426     1,492
                                                            -------   -------
      Total Financing and Insurance Operations assets       322,726   288,214
                                                            -------   -------
     Total assets                                          $481,551  $449,999
                                                            =======   =======

               LIABILITIES AND STOCKHOLDERS' EQUITY

     Automotive and Other Operations
     Accounts payable (principally trade)                   $24,257   $21,542
     Loans payable                                            2,062     2,813
     Accrued expenses                                        44,783    45,417
     Net payable to Financing and Insurance Operations        2,426     1,492
                                                            -------   -------
      Total current liabilities                              73,528    71,264
     Long-term debt                                          30,460    29,593
     Postretirement benefits other than pensions             23,406    32,285
     Pensions                                                 9,371     7,952
     Other liabilities and deferred income taxes             15,657    15,567
                                                            -------   -------
      Total Automotive and Other Operations liabilities 152,422 156,661 Financing and Insurance Operations
     Accounts payable                                         4,573     3,880
     Debt                                                   268,666   239,350
     Other liabilities and deferred income taxes             26,881    24,533
                                                            -------  --------
      Total Financing and Insurance Operations liabilities  300,120   267,763
                                                            -------   -------
        Total liabilities                                   452,542   424,424
     Minority interests                                         397       307
      Total stockholders' equity                             28,612    25,268
                                                            -------   -------
     Total liabilities and stockholders' equity            $481,551  $449,999
                                                            =======   =======

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)


Date:  January 19, 2005              By:  /s/PETER R. BIBLE
                                     ---  -----------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)



























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